                                                                     Exhibit 4.3

                                                                       EXHIBIT B

                         STOCKHOLDERS AGREEMENT JOINDER

            Reference is made to the Securities Purchase Agreement dated as of September 28, 1999 ("Purchase Agreement") by and among FiberNet Telecom Group, Inc. (the "Company") and the purchasers named therein ("September Purchasers") pursuant to which each such September Purchaser shall execute this Joinder.

            By execution of this Joinder, the undersigned agree that the September Purchasers listed on ANNEX I hereto shall each become a party to that certain Stockholders Agreement dated as of May 7, 1999 ("Stockholders Agreement") attached hereto, among the Company and certain of its stockholders listed therein. The undersigned agree that each September Purchaser shall have all rights, and shall observe all of the obligations, applicable to a Stockholder (as defined in the Stockholders Agreement).

            The undersigned agree that this Joinder shall become effective as of the date of the Purchase Agreement.

                                 SIGNAL EQUITY PARTNERS, L.P.

                                 By:  Signal Equity Advisors, L.P.
                                 Its:  General Partner

                                 By:  Signal Equity Advisors, Inc.
                                 Its:  General Partner


                                 By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                 EXETER CAPITAL PARTNERS IV, L.P.

                                 By:   Exeter IV Advisors, L.P.
                                 Its:  General Partner

                                 By:   Exeter IV Advisors, Inc.
                                 Its:  General Partner


                                 By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                 EXETER EQUITY PARTNERS, L.P.

                                 By:   Exeter Equity Advisors, L.P.
                                 Its:  General Partner

                                 By:   Exeter Equity Advisors, Inc.
                                 Its:  General Partner


                                 By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                 WATERVIEW PARTNERS, LP

                                 By: BRCM LLC
                                 Its: General Partner


                                 By:
                                       -----------------------------------
                                       Name:
                                       Title:

                                 BURDEN DIRECT INVESTMENT FUND III

                                 By: William A.M. Burden & Co., L.P.
                                 Its:  Managing General Partner

                                 By:  Burden Brothers, Inc.
                                 Its:  Sole General Partner


                                 By:
                                       -----------------------------------
                                       Name:
                                       Title:

                                 PENNY LANE PARTNERS, L.P.

                                 By:  Penny Lane Associates, L.P.
                                 Its:  General Partner

                                 By:  Penny Lane, Inc.
                                 Its:  General Partner


                                 By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                 MADISON INVESTMENT PARTNERS II LP

                                 By:  Madison Investment Partners II LLC
                                 Its:  General Partner


                                 By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                 -----------------------------------------
                                 Howard M. Bergtraum

                                 DELTA OPPORTUNITY FUND, LTD.


                                 By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                 DELTA OPPORTUNITY FUND (INSTITUTIONAL), LLC

                                 By: DIAZ & ALTSCHUL MANAGEMENT, LLC


                                 By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                 OVERBROOK FUND I, LLC


                                 By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                 -----------------------------------------
                                 Reinaldo M. Diaz

                                 FIBER ISLAND, LLC


                                 By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                 -----------------------------------------
                                 Gordon R. Caplan


                                 -----------------------------------------
                                 Robert I. Bodian

Dated this ____ day of September 1999

Acknowledged and accepted this
____ day of September 1999


FIBERNET TELECOM GROUP, INC.


By:_______________________________
   Name:  Michael S. Liss
   Title:  President and CEO


SIGNAL EQUITY PARTNERS, L.P.
AS MAJORITY IN INTEREST

By:  Signal Equity Advisors, L.P.
Its:  General Partner

By:  Signal Equity Advisors, Inc.
Its:  General Partner


By:_______________________________
   Name:  Timothy P. Bradley
   Title:  President

                                                                         ANNEX I

                              SEPTEMBER PURCHASERS

-------------------------------------------------------------------------------------------
Signal Equity Partners, L.P.
10 E. 53rd Street                       Penny Lane Partners, L.P.
32nd Floor                              767 Fifth Avenue
New York, NY  10022                     New York, NY 10153
Attn:  Timothy Bradley                  Attn:  William R. Denslow, Jr.
Telephone:  (212) 872-1180              Telephone:  (212) 980-4292
Telecopier:  (212) 872-1192             Telecopier:  (212) 319-6046

-------------------------------------------------------------------------------------------

Waterview Partners, L.P.                Gordon R. Caplan
1114 Avenue of the Americas             c/o O'Sullivan Graev & Karabell, LLP
38th Floor                              30 Rockefeller Plaza
New York, NY  10036                     New York, NY  10112
Attn:  William Vrattos                  Telephone:  (212)  408-2400
Telephone:  (212) 277-5641              Telecopier:  (212) 408-2420
Telecopier:  (212) 354-4643

-------------------------------------------------------------------------------------------

Exeter Capital Partners IV, L.P.        Robert I. Bodian
c/o The Exeter Group                    c/o O'Sullivan Graev & Karabell, LLP
10 E. 53rd Street                       30 Rockefeller Plaza
New York, NY  10022                     New York, NY  10112
Attn:  Keith Fox                        Telephone:  (212)  408-2400
Telephone:  (212) 872-1172              Telecopier:  (212) 408-2420
Telecopier:  (212) 872-1198

-------------------------------------------------------------------------------------------

Exeter Equity Partners, L.P.            Madison Investment Partners II LP
c/o The Exeter Group                    660 Madison Avenue
10 E. 53rd Street                       15th Floor
New York, NY  10022                     New York, New York 10021
Attn:  Keith Fox                        Telephone:  (212) 223-2600
Telephone:  (212) 872-1172              Telecopier:  (212) 223-8208
Telecopier:  (212) 872-1198             Attn:  B. Martha Cassidy

-------------------------------------------------------------------------------------------

Fiber Island, LLC
499 Park Avenue                         Burden Direct Investment Fund III
24th Floor                              10 East 53rd Street
New York, NY  10022                     32nd Floor
Attn:  Richard O'Connell                New York, NY 10022
Telephone:  (212) 702-0606              Attn:  Jeffrey Weber
Telecopier:  (212) 421-0169             Telephone:  (212) 872-1133
                                        Telecopier:  (212) 872-1199
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

Howard Bergtraum                        Delta Opportunity Fund, Ltd
c/o O'Sullivan Graev & Karabell, LLP    c/o International Fund Administration, Ltd.
30 Rockefeller Plaza                    Suite 464
New York, NY  10112                     48 Par La Ville Road
Telephone:  (212)  408-2400             Hamilton HM11
Telecopier:  (212) 408-2420             Bermuda
                                        Telephone:  (441) 295-4718
                                        Telecopier:  (441) 295-9637

-------------------------------------------------------------------------------------------

Overbrook Fund I, LLC                   Delta Opportunity Fund (Institutional), LLC
c/o Overbrook Management Corporation    c/o Diaz & Altschul Management, LLC
521 Fifth Avenue                        745 Fifth Avenue
15th Floor                              Suite 1710
New York, New York 10175                New York, New York 10151
Attn:  Nora E. Jobson                   Attn:  Arthur G. Altschul, Jr.
Telephone:  (212) 661-8710              Telephone:  (212) 751-1011
Telecopier:  (212) 661-8664             Telecopier:  (212) 751-5757

-------------------------------------------------------------------------------------------

Reinaldo M. Diaz
New York, New York
Telephone:
Telecopier:
-------------------------------------------------------------------------------------------